Oppenheimer Champion High Yield Fund
Exhibit 24(b)(16) to Form N-1A
Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

Distribution           Amount From           Amount From            Reinvestment
Reinvestment           Investment            Long or Short-Term     Price
(Ex) Date              Income                Capital Gains
Class A Shares
12/08/87               0.0749359             0.0000                 11.390
12/31/87               0.0906312             0.0000                 11.580
01/11/88               0.0435017             0.0000                 11.600
02/08/88               0.1101632             0.0000                 12.000
03/08/88               0.1140977             0.0000                 12.060
04/11/88               0.1337696             0.0000                 12.080
05/09/88               0.1101632             0.0000                 12.050
06/08/88               0.1189806             0.0000                 12.070
07/11/88               0.1287500             0.0000                 12.190
08/08/88               0.1053904             0.0000                 12.210
09/09/88               0.1224939             0.0000                 12.120
10/10/88               0.1216102             0.0000                 12.110
11/08/88               0.1122531             0.0000                 12.080
12/08/88               0.1169233             0.0000                 12.030
12/30/88               0.0856000             0.1400                 11.840
01/10/89               0.0427944             0.0000                 11.860
02/08/89               0.1184395             0.0000                 11.830
03/08/89               0.1050970             0.0000                 11.840
04/10/89               0.1321986             0.0000                 11.750
05/08/89               0.1116532             0.0000                 11.700
06/08/89               0.1197603             0.0000                 11.850
07/11/89               0.1291361             0.0000                 11.810
08/08/89               0.1034668             0.0000                 11.830
09/11/89               0.1244246             0.0000                 11.800
10/09/89               0.1056065             0.0000                 11.520
11/08/89               0.1085000             0.0000                 11.270
12/08/89               0.1079041             0.0000                 11.310
12/29/89               0.1268311             0.0000                 11.230
01/09/90               0.0394790             0.0000                 11.230
02/08/90               0.1076700             0.0000                 11.080
03/08/90               0.1068117             0.0000                 10.920
04/09/90               0.1240533             0.0000                 10.970
05/08/90               0.1166603             0.0000                 10.870
06/08/90               0.1213904             0.0000                 10.970
07/05/90               0.1050840             0.0000                 11.000
08/08/90               0.1329772             0.0000                 10.980
09/10/90               0.1205070             0.0000                 10.760
10/10/90               0.1065238             0.0000                 10.350
11/14/90               0.1253361             0.0000                 10.040
12/12/90               0.0989020             0.0000                 10.090
12/31/90               0.0677602             0.0000                 10.090
01/09/91               0.0334956             0.0000                 10.100
02/13/91               0.1426406             0.0000                 10.330
03/13/91               0.1190719             0.0000                 10.750
04/10/91               0.1157644             0.0000                 11.010
05/08/91               0.1182808             0.0000                 11.170
06/12/91               0.1267984             0.0000                 11.160
07/10/91               0.1130507             0.0000                 11.320
08/14/91               0.1556661             0.0000                 11.410
09/11/91               0.1171589             0.0000                 11.530
10/09/91               0.1209660             0.0000                 11.550
11/13/91               0.1412882             0.0000                 11.730
12/11/91               0.1050652             0.0000                 11.540
12/31/91               0.0713153             0.0000                 11.580
01/08/92               0.0331137             0.0000                 11.720
02/12/92               0.1394176             0.0000                 12.040
03/11/92               0.1142743             0.0000                 12.180
04/08/92               0.1114858             0.0000                 12.100
05/13/92               0.1208152             0.0000                 12.170
06/10/92               0.1149839             0.0000                 12.180
07/08/92               0.1118269             0.0000                 12.160
08/12/92               0.1225576             0.0000                 12.300
09/09/92               0.1068058             0.0000                 12.250
10/14/92               0.1269119             0.0000                 12.070
11/11/92               0.0925110             0.0000                 11.990
12/09/92               0.0963249             0.0000                 12.030
12/31/92               0.0972944             0.0000                 12.010
01/13/93               0.0444903             0.0000                 12.100
02/10/93               0.0964170             0.0000                 12.330
03/10/93               0.0917997             0.0000                 12.560
04/14/93               0.1209879             0.0000                 12.670
05/12/93               0.0847282             0.0000                 12.720
06/09/93               0.0836887             0.0000                 12.900
06/30/93               0.0735387             0.0000                 12.990
07/30/93               0.0896500             0.0000                 13.050
08/31/93               0.0839568             0.0000                 12.990
09/30/93               0.1179897             0.0000                 12.900
10/29/93               0.1086641             0.0000                 13.160
11/30/93               0.1102826             0.0000                 13.110
12/31/94               0.1070635             0.1887628              13.080
01/31/94               0.0879305             0.0000                 13.320
02/28/94               0.0798046             0.0000                 13.170
03/31/94               0.0959372             0.0000                 12.680
04/29/94               0.0778299             0.0000                 12.520
05/31/94               0.0833046             0.0000                 12.610
06/30/94               0.0846318             0.0000                 12.500
07/29/94               0.0879858             0.0000                 12.430
08/31/94               0.0889744             0.0000                 12.340
09/30/94               0.0957540             0.0000                 12.320

Class C Shares
12/31/93               0.0730473             0.1887628              13.070
01/31/94               0.0747539             0.0000                 13.320
02/28/94               0.0670124             0.0000                 13.170
04/29/94               0.0703100             0.0000                 12.530
05/31/94               0.0752066             0.0000                 12.610
06/30/94               0.0757186             0.0000                 12.500
07/29/94               0.0793942             0.0000                 12.430
08/31/94               0.0799592             0.0000                 12.340
09/30/94               0.0876407             0.0000                 12.320



1. Average Annual Total Returns for the Periods Ended 09/30/94:

   The formula for calculating average annual total return is as follows:

           1                            ERV n
   --------------- = n                 (---) - 1 = average annual total return
   number of years                       P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum sales charge of 4.75%:

  One Year                         Five Year

  $1,005.99 1                        $1,812.01 .2
 (---------)  - 1 =  0.60%    (---------)   - 1 = 12.62%
   $1,000                           $1,000

  Inception

  $2,306.46 .1455
 (---------)  - 1 = 12.93%
   $1,000


Class C Shares

Examples, assuming a maximum contingent deferred sales charge of 1.00% for the first year:

  Inception

  $1,001.73 1.1990
 (---------)   - 1 = 0.21%
   $1,000


Examples at NAV:

Class A Shares

  One Year                        Five Year

  $1,056.16 1                        $1,902.38 .2
 (---------) - 1 =  5.62%     (---------)   - 1 = 13.73%
   $1,000                            $1,000


  Inception

  $2,421.48 .1455
 (---------)   - 1 = 13.73%
   $1,000

Class C Shares

  Inception

  $1,011.12 1.1990
 (---------)  - 1 =  1.34%
   $1,000



2.  Cumulative Total Returns for the Periods Ended 9/30/94:

    The formula for calculating cumulative total return is as follows:

        (ERV - P) / P  =  Cumulative Total Return


Class A Shares

Examples, assuming a maximum sales charge of 4.75%:

    One Year                                         Five Year

    $1,005.99 - $1,000                      $1,812.01 - $1,000
    ------------------  =   0.60%           ------------------  = 81.20%
         $1,000                               $1,000

    Inception

    $2,306.46 - $1,000
    ------------------  = 130.65%
         $1,000







2.  Cumulative Total Returns for the Periods Ended 9/30/94 (Continued):

Class C Shares

Examples, assuming a maximum contingent deferred sales charge of 1.00% for the first year:


    Inception

    $1,001.73 - $1,000
    ------------------  =   0.17%
         $1,000



Examples at NAV:

Class A Shares

    One Year                                         Five Year

    $1,056.16 - $1,000                       $1,902.38 - $1,000
    ------------------  =   5.62%            ------------------  =  90.24%
           $1,000                                   $1,000


    Inception

    $2,421.48 - $1,000
    ------------------  = 142.15%
           $1,000

Class C Shares

     Inception

    $1,011.12 - $1,000
    ------------------  =   1.11%
           $1,000

3.  Standardized Yield for the 30-Day Period Ended 09/30/94:

 The Fund's standardized yields are calculated using the following formula set forth in the SEC rules:

                                    a - b               6
                  Yield =  2 { (--------  +  1 )  -  1 }
                                   cd or ce

        The symbols above represent the following factors:

          a = Dividends and interest earned during the 30-day period.
          b = Expenses accrued for the period (net of any expense
                 reimbursements).
          c = The average daily number of Fund shares outstanding during the 30-day period that were entitled to receive dividends. d = The Fund's maximum offering price (including sales charge)
                 per share on the last day of the period.
          e = The Fund's net asset value (excluding contingent deferred sales charge) per share on the last day of the period.


Class A Shares

Example, assuming a maximum sales charge of 4.75%:


                $1,144,970.36 - $80,585.01              6
           2{(-------------------------- +  1)  - 1}  =  7.90%
                  12,702,601  x  $12.93




Class C Shares

Example at NAV:


                $  190,031.75 - $30,504.82               6
           2{(--------------------------  +  1)  - 1}  =  7.48%
                   2,108,215  x  $12.32


4.  DIVIDEND YIELDS FOR THE 30-DAY PERIOD ENDED 9/30/94:

    The Fund's dividend yields are calculated using the following formula:


               Dividend Yield   =  { (a / 30) x 365 } / b or c

    The symbols above represent the following factors:

        a = The accrual dividend earned during the period.
        b = The Fund's maximum offering price (including sales charge)
            per share on the last day of the period.
        c = The Fund's net asset value (excluding sales charge) per share on the last day of the period.


Examples:

Class A Shares

  Dividend Yield
  at Maximum Offering                    $.0892170/30 x 365
                                          ------------------  =  8.40%
                                                  $12.93

  Dividend Yield
  at Net Asset Value                         $.0892170/30 x 365
                                             ------------------  =  8.81%
                                                      $12.32

Class C Shares

  Dividend Yield
  at Net Asset Value                         $.0811889/30 x 365
                                             ------------------  =  8.02%
                                                      $12.32